Exhibit 99.1

February 2020 Fourth Quarter 2019 Investor Presentation (NASDAQ: AFIN)

American Finance Trust, Inc. COMPANY HIGHLIGHTS Service - Oriented Retail Focus AFIN’s portfolio consists of 70% Service Retail (1) or Experiential Retail (1) properties that are more resistant to e - commerce vs. traditional retail High Portfolio Occupancy 95% portfolio Occupancy (1) with a balance of single - tenant assets with long - term leases and retail centers focused on Experiential Retail (1) tenants High - Quality Portfolio 100% of top - ten tenants are actual or implied Investment Grade (1) Strong Balance Sheet Ample Liquidity (1) with modest Net Leverage (1) of 39% Robust Acquisition Program Robust acquisition program of $424 million closed in 2019 (2) with 1.6% weighted average annual Rent Escalators (1) Significant Leasing Upside Executed leases where rent has not yet commenced on nearly 86,000 square feet as of Q4’19 (3) 1) See Definitions in the appendix for a full description. 2) See slide 5 for additional information. 3) See slide 12 for additional information. 2

46% 11% 10% 33% 79% 11% 10% 75% 14% 11% American Finance Trust, Inc. $3.8 billion portfolio of high - quality, mostly Investment Grade rated tenants featuring contractually embedded rental income growth 1) See Definitions in the appendix for a full description. Portfolio Metrics Q4’19 Q4’18 Real Estate Investments, at cost $3.8 billion $3.5 billion Number of Properties 819 626 Square Feet (SF) 18.5 million 19.1 million Annualized Straight Line Rent (1) (SLR) $267 million $244 million Occupancy (%) 94.6% 94.7% Executed Occupancy (1) (%) 95.0% 95.2% Weighted Average Remaining Lease Term (1) 8.8 Years 8.6 Years Weighted Average Annual Rent Escalator 1.3% 1.3% Annualized Straight - Line Rent by Property Type BEST - IN - CLASS PORTFOLIO Annualized Straight - Line Rent by Sector Q4’19 Retail Distribution Office Q4’18 3 Q4’19 $267 million 38% 14% 11% 37% Single - Tenant Retail Distribution Office Multi - Tenant Retail Q4’18 $244 million

QUARTERLY HIGHLIGHTS – Q4 2019

American Finance Trust



Robust Acquisition Program(1)

- Acquired 53 single-tenant properties for $62 million at a 7.5% weighted average Cap Rate(2).
- Acquisition pipeline of $83 million, focused on service oriented single-tenant retail assets.
- Full-year total closed and pipeline acquisitions of $506 million with a weighted average Cash Cap Rate(2) of 7.3% and a weighted average Cap Rate of 8.0%.



Significant Leasing Upside

- Multi-tenant Occupancy of 87.1% with an Executed Occupancy(2) of 88.3%.
- Executed leases that have yet to commence on nearly 86,000 square feet as of quarter end.
- Multi-tenant Leasing Pipeline(2) of 8 new leases with executed letters of intent for nearly 89,000 square feet.



Portfolio Enhancement

- Since 2017, AFIN acquired 423 single-tenant properties with a weighted average Remaining Lease Term(2) of 16 years(3) and sold 90 single-tenant properties with a weighted average Remaining Lease Term of 6 years(3).
- AFIN has not acquired any multi-tenant properties since Q2'17.
- 82% of single-tenant assets acquired since 2017 are leased to service-oriented retail tenants.



Strategic Dispositions

- Captured disposition arbitrage through the sale of 5 occupied Truist Bank (formerly SunTrust Bank) properties for gross dispositions of $16 million at an average 5.6% disposition Cash Cap Rate.
- Dispositions resulted in net proceeds of $9 million which were redeployed into acquisitions with a weighted average Cap Rate of 7.5%, providing a 190 basis point arbitrage spread.

AFIN continues to grow and actively manage its superior portfolio of high-quality real estate assets

1) Refer to slide 5 for additional information.
2) See Definitions in the appendix for a full description.
3) Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of December 31, 2019 for acquisitions.

American Finance Trust, Inc. 4

ROBUST ACQUISITION ACTIVITY

American Finance Trust

Closed on 218 single-tenant assets in 2019 for $424 million at a 7.8% weighted average Cap Rate plus pipeline of $83 million with a weighted average Cap Rate of 8.8%

($ in millions, square feet in thousands, lease term remaining in years)

Closed Transactions	Property Type	Number of Properties	Square Feet	Purchase Price[3]	Wgt. Avg. Cap Rate[1]	Lease Term Remaining[4]	Closed
Fresenius	Service Retail	6	44	$12.7		7.4	Q1'19
Pizza Hut	Service Retail	31	90	$35.2		20.0	Q1'19
Mountain Express	Service Retail	8	28	$15.5		19.9	Q1'19
Mountain Express	Service Retail	17	90	$43.5		20.0	Q1'19
Fresenius	Service Retail	1	9	$3.4		12.7	Q1'19
Tractor Supply	Traditional Retail	1	19	$3.0		12.5	Q1'19
Mountain Express	Service Retail	2	10	$5.8		19.9	Q2'19
IMTAA (Gas & Convenience)	Service Retail	11	37	$29.3		20.0	Q2'19
Pizza Hut	Service Retail	13	45	$18.2		20.0	Q2'19
Fresenius	Service Retail	2	19	$3.3		13.7	Q2'19
Fresenius	Service Retail	1	10	$1.7		7.5	Q2'19
Fresenius	Service Retail	3	59	$11.2		11.5	Q2'19
Caliber Collision	Service Retail	1	16	$3.0		9.7	Q3'19
Dollar General	Traditional Retail	5	44	$4.9		11.3	Q3'19
Checkers	Service Retail	1	1	$1.0		20.0	Q3'19
Dollar General	Traditional Retail	8	71	$9.4		14.8	Q3'19
Mister Car Wash	Service Retail	3	13	$13.8		20.0	Q3'19
DaVita	Service Retail	1	13	$3.7		9.7	Q3'19
Dialysis Portfolio	Service Retail	50	430	$142.9		8.5	Q3'19
Mister Car Wash	Service Retail	2	8	$10.4		19.8	Q4'19
Advanced Auto	Traditional Retail	11	73	$11.4		8.8	Q4'19
Advanced Auto	Traditional Retail	13	89	$13.9		9.5	Q4'19
Dollar General	Traditional Retail	13	123	$16.4		12.6	Q4'19
Pizza Hut	Service Retail	14	45	$10.0		20.0	Q4'19
2019: Total Closed		**218**	**1,386**	**$423.6**	**7.8%**	**12.6**	

Pipeline[2]	Property Type	Number of Properties	Square Feet	Purchase Price[3]	Wgt. Avg. Cap Rate[1]	Lease Term Remaining[4]	Status
Advance Auto	Traditional Retail	1	7	$1.5		9.5	Closed Q1'2020
IMTAA (Gas & Convenience)	Service Retail	1	3	$3.8		19.3	Closed Q1'2020
Pizza Hut	Service Retail	3	7	$1.9		20.0	PSA Executed
American Car Center	Traditional Retail	17	202	$42.8		20.0	PSA Executed
GPM (Gas & Convenience)	Service Retail	32	107	$32.5		16.0	Signed LOI
Total Closed after Q4'19 + Q1'2020 Pipeline		**54**	**326**	**$82.5**	**8.8%**	**18.4**	
2019: Total Closed + Pipeline		**272**	**1,712**	**$506.1**	**8.0%[1]**	**13.7**	

1) Weighted average based on square feet. See Definitions in the appendix for a full description.
2) Includes pipeline as of January 31, 2020. PSAs are subject to conditions and LOIs are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.
3) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
4) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions and estimated acquisition date for pipeline.

American Finance Trust, Inc. 5

American Finance Trust, Inc. ACQUISITION & STRATEGIC DISPOSITION PROGRAM We continue to improve the portfolio by opportunistically acquiring service - oriented retail properties with long term leases Note: Data reflects closed dispositions and acquisitions during the period from January 1, 2017 through December 31, 2019 excluding the multi - tenant properties acquired in the American Realty Capital Retail Centers of America, Inc. (“RCA”) merger in February 2017 . All data weighted by annualized straight - line rent as of December 31, 2019 . 1) Weighted average lease term remaining based on disposition date for dispositions and remaining lease term as of December 31, 2019 for acquisitions. 6 Metrics Dispositions Acquisitions # of Properties 90 423 Wgt. Average Remaining Lease Term (1) 6 Years 16 Years Service Retail 20% 82% Traditional Retail 1% 13% Distribution 34% 4% Office 45% 1% 2017 Through Q4 2019 Transaction Summary Wgt. Average Lease Term Remaining (1) Service Retail Acquisition Focus Recently Acquired Properties Increasing Service Retail Concentration Increasing Lease Duration 6 Years 16 Years 2017 Through Q4 2019 Dispositions 2017 Through Q4 2019 Acquisitions 18% 82% Non-Service Retail Service Retail

SUPERIOR ACQUISITION GROWTH 7 American Finance Trust, Inc. AFIN’s market relationships have resulted in an average annual acquisition growth rate of 69% since 2017 Origination Program AFIN leverages key relationships to generate deal flow: • Acquisitions team leverages robust market and industry relationships to generate off market transactions • Identify what we believe to be better - than - market pricing through direct relationships with developers, private equity firms, franchise operators, owners and brokers • Acquired a $143 million portfolio in Q3’19 at a 100+ bps discount to recent comparable deals in the market (1) • AFIN’s ability to consistently run a smooth and efficient acquisition process results in AFIN as a preferred business partner Note: Acquisition data excludes the multi - tenant properties acquired in the 2017 RCA merger. 1) Market comparison data provided by JLL, research as of October 14, 2019. $149 Million $239 Million $423 Million 6.99% 7.09% 7.21% 6.50% 6.60% 6.70% 6.80% 6.90% 7.00% 7.10% 7.20% 7.30% 7.40% 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 2017 2018 2019 $812 Million of Acquisitions Since 2017 69% Average Growth Rate Per Year Cash Cap Rate

SINGLE-TENANT PORTFOLIO

American Finance Trust

Service-oriented retail focused portfolio with embedded long-term rental increases to Investment Grade rated tenants

Portfolio Metrics	Q4'19	Q4'18
Real Estate Investments, at cost	$2.3 billion	$2.0 billion
Number of Properties	786	593
Total Square Feet (SF)	11.3 million	11.9 million
Annualized Straight-Line Rent (SLR)	$179 million	$156 million
Occupancy (%)	99.3%	99.4%
Weighted Average Remaining Lease Term	10.8 Years	10.6 Years
Investment Grade[2] (%)	82%	77%
Weighted Average Annual Rent Escalator	1.3%	1.2%

Single-Tenant Property and Tenant Type[1]

Retail	Service Retail	Restaurant	17%	59%
		Retail Banking	11%	
		Gas/Convenience	11%	
		Healthcare	9%	
		Grocery	6%	
		Pharmacy	3%	
		Auto Services	2%	
	Traditional Retail	Discount Retail	4%	10%
		Home Improvement	3%	
		Auto Retail	1%	
		Furniture	1%	
		Specialty Retail	1%	
Distribution				16%
Office				15%

Geographic Exposure



1) Based on annualized straight-line rent.
2) AFIN's Q4 2019 single-tenant portfolio tenants are 46.0% actual and 35.6% implied Investment Grade rated. During Q4'18, AFIN's single-tenant portfolio tenants were 48.0% actual and 29.3% implied Investment Grade Rated. Weighted by annualized straight-line rent as of December 31, 2019 and December 31, 2018 respectively.

American Finance Trust, Inc. 8

95% 82% 77% 72% 56% 53% 48% EPRT AFIN STOR NNN O SRC VER 9 American Finance Trust, Inc. x Single - tenant properties leased to mostly actual or implied Investment Grade rated tenants, increasing the quality and stability of earnings x AFIN’s single - tenant portfolio features minimal near term lease expirations with 89% of leases expiring after 2024 x Since 2017, 82% of acquisitions included Service Retail properties that we believe are more resistant to e - commerce vs. Traditional Retail Higher percentage of Investment Grade, service - oriented retail tenants compared to peers Service as % of Retail Exposure (2) (Single - Tenant) % Investment Grade Tenants (1) (Single - Tenant) Source: Company filings, Green Street Advisors. Note: Company metrics as of December 31, 2019, peer metrics as of the last reporting period of September 30, 2019. See definitions in the appendix for a full description. 1) AFIN’s single - tenant portfolio is comprised of 46.0% actual Investment Grade rated and 35.6% implied Investment Grade rated tenants. Peers report tenants with actual Investment Grade ratings. STORE Capital and Essential Properties do not disclose tenant credit ratings. 2) Peers may define service retail differently than AFIN. % of Rent Expiring through 2024 (Single - Tenant) ATTRACTIVE SINGLE - TENANT PORTFOLIO 82% 49% 41% 40% 20% n.a. n.a. AFIN O SRC VER NNN EPRT STOR 35% 28% 26% 18% 11% 8% 3% EPRT AFIN STOR NNN O SRC VER

American Finance Trust, Inc. MULTI - TENANT PORTFOLIO Well - positioned multi - tenant assets with substantial leasing upside Portfolio Metrics Q4’19 Q4’18 Real Estate Investments, at cost $1.5 billion $1.5 billion Number of Properties 33 33 Total Square Feet (SF) 7.2 million 7.2 million Annualized Straight Line Rent (SLR) $89 million $88 million Occupancy (%) 87.1% 87.0% Executed Occupancy (%) 88.3% 88.3% Weighted Average Remaining Lease Term 4.9 Years 5.1 Years Weighted Average Annual Rent Escalator 1.3% 1.5% Multi - Tenant Property / Tenant Type Experiential / E - Commerce Defensive Restaurant 15% 50% Entertainment 11% Discount Retail 9% Salon / Beauty 5% Grocery 4% Other 6% Other Traditional Retail Specialty Retail 31% 50% Wireless / Electronics 6% Department Store 3% Sporting Goods / Fitness 4% Home Improvement 3% Other 3% Geographic Exposure 10

42% 36% 34% 32% 32% 30% WRI SITC RPAI KIM RPT AFIN 96% 95% 95% 95% 94% 87% RPAI KRG WRI RPT SITC AFIN American Finance Trust, Inc. 11 WELL - POSITIONED MULTI - TENANT PORTFOLIO WITH SIGNIFICANT LEASING UPSIDE 33 property multi - tenant portfolio of large, well - located shopping centers with significant leasing upside and limited near term lease expirations Source: Company filings. Note: Company metrics as of December 31, 2019; peer metrics as of the last reporting period of September 30, 2019. See defin iti ons in the appendix for a full description. 1) Based on annual base rent as of December 31, 2019. AFIN’s top 10 tenants in the multi - tenant portfolio are comprised of 36.0% ac tual Investment Grade rated and 14.8% implied Investment Grade rated tenants. Peer tenants is comprised of actual Investment Grade ratings. % of Rent Expiring through 2022 (Multi - Tenant) % Investment Grade Top 10 Tenants (1) (Multi - Tenant) Significant Leasing Upside % Leased (Multi - Tenant) x AFIN’s multi - tenant occupancy provides incremental leasing upside as compared to its peers x AFIN’s multi - tenant portfolio features minimal near term lease expirations with only 30% of leases expiring through 2022 x 51% of the top 10 tenants in AFIN’s multi - tenant portfolio are Investment Grade rated (1) , increasing the quality and stability of earnings in our portfolio 65% 56% 51% 49% 45% 42% WRI SITC AFIN RPT RPAI KRG

American Finance Trust, Inc. 12 MULTI - TENANT LEASING ACTIVITY Leasing Commentary AFIN continues to actively lease the multi - tenant portfolio with new long - term leases » Executed leases to increase Occupancy by 120bps to 88.3% » New, 10 - year deal with Dick’s Sporting Goods for 61,000 SF that will add over $600,000 in annual base rent at San Pedro Crossing » New, 10 - year deal with Aldi Grocery Stores for 25,000 SF that will add over $300,000 in annual base rent at Northwoods Marketpla ce » Executed an LOI with an anchor tenant (2) at Centennial Plaza, adding over $400,000 in annual base rent after December 31, 2019 » 10 - year deal to add over 40,000 SF 1) Data as of January 31, 2020, excluding Q4 Occupancy. 2) Anchor leases are spaces with 10,000 or more square feet. Occupancy Statistics Leased SF (thousands) % Leased Q4 2019: Occupancy 6,257 87.1% Q4 2019: Executed Occupancy (1) 86 88.3% Leasing Pipeline: Under Contract & LOI (1) Executed 89 Total 6,432 Occupied Square Feet Grows from 6,257k to 6,432k (Square feet in thousands) Strong Multi - Tenant Occupancy as we execute on our leasing initiatives, including executed leases that have yet to commence on nearly 86 ,000 square feet 6,257 6,257 6,257 86 86 89 6,257 6,343 6,432 87.1% 88.3% 79.0% 81.0% 83.0% 85.0% 87.0% 89.0% 6,000 6,002 6,004 6,006 6,008 6,010 6,012 6,014 6,016 6,018 6,020 6,022 6,024 6,026 6,028 6,030 6,032 6,034 6,036 6,038 6,040 6,042 6,044 6,046 6,048 6,050 6,052 6,054 6,056 6,058 6,060 6,062 6,064 6,066 6,068 6,070 6,072 6,074 6,076 6,078 6,080 6,082 6,084 6,086 6,088 6,090 6,092 6,094 6,096 6,098 6,100 6,102 6,104 6,106 6,108 6,110 6,112 6,114 6,116 6,118 6,120 6,122 6,124 6,126 6,128 6,130 6,132 6,134 6,136 6,138 6,140 6,142 6,144 6,146 6,148 6,150 6,152 6,154 6,156 6,158 6,160 6,162 6,164 6,166 6,168 6,170 6,172 6,174 6,176 6,178 6,180 6,182 6,184 6,186 6,188 6,190 6,192 6,194 6,196 6,198 6,200 6,202 6,204 6,206 6,208 6,210 6,212 6,214 6,216 6,218 6,220 6,222 6,224 6,226 6,228 6,230 6,232 6,234 6,236 6,238 6,240 6,242 6,244 6,246 6,248 6,250 6,252 6,254 6,256 6,258 6,260 6,262 6,264 6,266 6,268 6,270 6,272 6,274 6,276 6,278 6,280 6,282 6,284 6,286 6,288 6,290 6,292 6,294 6,296 6,298 6,300 6,302 6,304 6,306 6,308 6,310 6,312 6,314 6,316 6,318 6,320 6,322 6,324 6,326 6,328 6,330 6,332 6,334 6,336 6,338 6,340 6,342 6,344 6,346 6,348 6,350 6,352 6,354 6,356 6,358 6,360 6,362 6,364 6,366 6,368 6,370 6,372 6,374 6,376 6,378 6,380 6,382 6,384 6,386 6,388 6,390 6,392 6,394 6,396 6,398 6,400 6,402 6,404 6,406 6,408 6,410 6,412 6,414 6,416 6,418 6,420 6,422 6,424 6,426 6,428 6,430 6,432 6,434 6,436 6,438 6,440 6,442 6,444 6,446 6,448 6,450 6,452 6,454 6,456 6,458 6,460 6,462 6,464 6,466 6,468 6,470 6,472 6,474 6,476 6,478 6,480 6,482 6,484 6,486 6,488 6,490 6,492 6,494 6,496 6,498 6,500 6,502 6,504 6,506 6,508 6,510 6,512 6,514 6,516 6,518 6,520 6,522 6,524 6,526 6,528 6,530 6,532 6,534 6,536 6,538 6,540 6,542 6,544 6,546 6,548 6,550 6,552 6,554 6,556 6,558 6,560 6,562 6,564 6,566 6,568 6,570 6,572 6,574 6,576 6,578 6,580 6,582 6,584 6,586 6,588 6,590 6,592 6,594 6,596 6,598 6,600 Q4'19 Occupancy Q4'19 Executed Occupancy Q4'19 Executed Occupancy + Leasing Pipeline Q4'19 Occupancy Q4'19 Executed Occupancy Q4'19 Leasing Pipeline

7% 6% 5% 5% 4% 3% 3% 3% 2% 2% 60% 0% 20% 40% 60% 80% SunTrust Bank Sanofi US Mountain Express Oil Co. AmeriCold Fresenius Stop & Shop Bob Evans Home Depot Dollar General Lowes Remaining portfolio American Finance Trust, Inc. PORTFOLIO TENANT OVERVIEW 1) Ratings information is as of December 31, 2019. AFIN’s top 10 tenants are 60.6% actual Investment Grade rated and 39.4% impli ed Investment Grade. 2) Weighted based on annualized straight - line rent as of December 31, 2019. Top Tenant Overview (1) Remaining Tenants Moody’s/S&P Credit Rating: 13 A3 Portfolio Lease Expiration Schedule (Total Portfolio) x The single - tenant portfolio features minimal near term lease expirations with 60% of total portfolio leases expiring after 2024 x AFIN’s multi - tenant portfolio features balanced, minimal near term lease expirations through 2024 Multi - Tenant Properties – 4.9 years weighted average lease term remaining Single - Tenant Properties – 10.8 years weighted average lease term remaining A1 Baa3 Aaa Baa1 Baa2 A2 Baa1 x 100% of top ten tenants are actual or implied Investment Grade (1) rated with 1.4% average annual Rent Escalators x Top ten tenants are 55 % service retail focused (2) Baa3 BBB 0% 3% 1% 2% 1% 60% 2% 3% 4% 4% 6% 11% 0% 10% 20% 30% 40% 50% 60% 70% 2020 2021 2022 2023 2024 Thereafter

TRUIST BANK REDEPLOYMENT INITIATIVE

American Finance Trust

Redeploying proceeds from occupied Truist Bank dispositions into accretive acquisitions with improved portfolio metrics

Key Benefits

- ✓ During 2019 and January 2020, AFIN sold 17 occupied Truist Bank properties at a weighted average Cash Cap Rate of 5.6%, generating $50.4 million of gross proceeds[1]
  ($11.7 million premium or 30% above original purchase price)
- ✓ During Q4'19 and January 2020, AFIN completed the sale of 6 occupied Truist Bank with a weighted average Remaining Lease Term of 8.2 years at a 5.6% weighted average Cash Cap Rate, generating $18.8 million of gross proceeds[1]
  ($4.1 million premium or 28% above original purchase price)
- ✓ As of January 31, 2020, AFIN is under contract to sell 5 occupied Truist Bank assets with a weighted average Remaining Lease Term of 8.4 years at a 5.5% weighted average Cash Cap Rate, generating $13.6 million of gross proceeds[1]
  ($3.2 million premium or 31% above original purchase price)
- ✓ AFIN's acquisition pipeline has a weighted average Cap Rate of 8.8% with a 18.4 year weighted average Remaining Lease Term, allowing the company to benefit from attractive spreads compared to the Truist Bank dispositions
- ✓ This initiative also allows AFIN to selectively reduce its Truist Bank exposure, extend lease duration and further diversify its portfolio

Reducing Truist Bank Exposure



11.2%
183 Occupied Properties
12/31/2017
8.9%
143 Occupied Properties
AFIN Public Listing (Q3'18)
7.1%
123 Occupied Properties
12/31/2019
6.7%
117 Occupied Properties
Post Sale of Truist Dispositions Under Contract

Note: The analysis above excludes data related to any vacant Truist Bank properties. As of December 31, 2019, AFIN owned 124 Truist Bank properties which included 1 vacant property and 123 occupied properties. After December 31, 2019 but before January 31, 2020, AFIN sold an additional Truist Bank property for $2.4 million at a 5.7% disposition Cap Rate. There can be no assurance that these dispositions will be completed on their current terms, or at all.

1) Gross proceeds represents contract sale price exclusive of closing costs and associated mortgage payoffs. Total mortgage payoffs of $18.1 million in fiscal year 2019. Mortgage payoff related to Q4 2019 and as of January 31, 2020 disposition of $10.0 million. Estimated mortgage payoffs related to Truist Bank dispositions under contract are $5.1 million.

American Finance Trust, Inc. 14

Q4 2019 FINANCIAL HIGHLIGHTS

American Finance Trust

AFIN continues to actively manage its capital structure and is focused on locking in long-term debt at low fixed interest rates to support its real estate portfolio

Debt Capitalization	($mm)
Single-Tenant Mortgages	$1,052
Multi-Tenant Mortgages	$271
Total Secured Debt	**$1,323**
Revolving Credit Facility	$333
Total Unsecured Debt	**$333**
Total Debt	**$1,656**
Weighted Average Interest Rate[1]	**4.3%**

Earnings Summary *($ mm)*	Q4'19	Q4'18
Net loss Attributable to Common Stockholders	($4.8)	($13.5)
NOI[2][4]	$61.9	$61.0
Cash NOI[2][4]	$57.7	$52.9
Adjusted Funds from Operations (AFFO) [2][5]	$25.2	$24.6
Funds from Operations (FFO)[2][5] per Share	$0.21	$0.26
Adjusted Funds from Operations (AFFO)[2][5] per Share	$0.24	$0.23
Weighted Average Basic and Diluted Shares Outstanding	107.3	106.1

Key Capitalization Metrics	($mm)
Net Debt[2][3]	$1,574
Gross Asset Value[2]	$4,019
Net Debt[3] / Adjusted EBITDA[4][5]	**7.7x**
Net Debt[3] / Gross Asset Value[2]	**39.2%**

Balanced Capital Structure

- ✓ Strong balance sheet with substantial Liquidity provides flexibility to pursue new acquisitions and corporate initiatives
- ✓ $540 million credit facility with significant term that does not mature until 2023[6]
- ✓ AFIN has extended the overall debt maturity profile of its capital structure with long-term mortgage debt locking in low, fixed interest rates

Note: Metrics as of and for the three months ended December 31, 2019. Current availability under the credit facility is $150.9 million as of December 31, 2019. See Definitions in the appendix for a full description of terms.
1) Weighted average interest rate based on balance outstanding as of December 31, 2019.
2) See Definitions in the appendix for a full description.
3) Excludes the effect of deferred financing costs, net and mortgage premiums, net.
4) Adjusted EBITDA is annualized based on Q4 2019 results.
5) See appendix for Non-GAAP reconciliations.
6) Includes the Company's one-time right to extend the maturity date for an additional term of one year.

American Finance Trust, Inc. 15

STATE OF TH E US RETAIL INDUSTRY Over the last 10 years, overall retail volume by sales increased nearly 46% from $3.9 trillion to over $5.3 trillion per year Source: Chart data from U.S. Census Bureau. Industry Research sourced from ICSC Industry Insights published on September 19, 2018. Industry Research Industry insights from the leading International Council of Shopping Centers (ICSC) describe how Gen Z shopping behaviors sup por t retail real estate: x Communal aspect draws young consumers into brick - and - mortar stores x Three - quarters of Gen Z say that shopping in physical stores provides a better experience compared with shopping online x For key product categories, Gen Zers make most of their purchases in physical stores x Just over three - fifths of Gen Z take advantage of omni channel choices and use all online and in - store options for shopping offe red by retailers x Gen Z cites the abilities to socialize, physically see items and get them immediately as their top reasons for going to store s x About eight of 10 Gen Zers say they have purchased items in stores as a direct result of seeing them on social media. Among them, YouTube is the most in fl uential platform AFIN’s continued focus on experiential and e - commerce defensive real estate fits within ICSC’s criteria to cater to the rising G eneration Z demographic 16 ($ in billions) American Finance Trust, Inc. 0.9% 1.1% 1.4% 1.7% 2.1% 2.5% 2.9% 3.4% 3.6% 4.0% 4.4% 4.9% 5.4% 5.9% 6.5% 7.3% 8.2% 9.1% 9.9% $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Total U.S. Retail Sales Retail Excluding E-Commerce E-commerce Sales

American Finance Trust, Inc. 17 EXPERIENCED MANAGEMENT Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (ADISA) Katie Kurtz Chief Financial Officer, Treasurer and Secretary ▪ Previously served as chief financial officer at New York City REIT, Inc., American Realty Capital - Retail Centers of America, Inc ., Business Development Corporation of America II and Crossroads Capital, Inc. (formerly BDCA Venture, Inc.). ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Di rector of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Mrs. Kurtz began her career at PricewaterhouseCoopers, LLP and is a certified public accountant in New York State Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Zachary Pomerantz Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former Asset Manager for New York REIT, Inc., a nearly 2 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

Confidential – Not for Distribution 18 18 Legal Notices

American Finance Trust

DISCLAIMERS

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, the Company's subsequent Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports.

This presentation contains estimates and information concerning the Company's industry and the Company's peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings. These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information.

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FORWARD-LOOKING STATEMENTS

American Finance Trust

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 7, 2019, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in American Finance Advisors, LLC (the "Advisor") or other entities under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"). As a result, our executive officers, the Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor's compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these entities and us, which could negatively impact our operating results.
- The trading price of our Class A common stock and 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), may fluctuate significantly.
- Lincoln Retail REIT Services, LLC ("Lincoln") and its affiliates, which provide services to the Advisor in connection with our retail portfolio, faces conflicts of interest in allocating its employees' time between providing real estate-related services to the Advisor and other programs and activities in which they are presently involved or may be involved in the future.
- The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.
- Our rental revenue is dependent upon the success and economic viability of our tenants.
- We may be unable to enter into and consummate property acquisitions on advantageous terms or our property acquisitions may not perform as we expect.
- Provisions in our revolving unsecured corporate credit facility may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock or any other equity interests we may issue.
- We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the dividends we pay our stockholders, and, as such, we may be forced to fund dividends from other sources, including borrowings, which may not be available on favorable terms, or at all.
- We may be unable to pay or maintain cash dividends at the current rate or increase dividends over time.
- We are obligated to pay fees, which may be substantial, to the Advisor and its affiliates.
- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in global financial markets, including the credit markets of the United States of America.
- We may fail to continue to qualify to be treated as a real estate investment trust ("REIT") for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our Class A common stock, our Series A Preferred Stock and our cash available for dividends.

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Confidential – Not for Distribution 21 21 Appendix

American Finance Trust, Inc. 22 DEFINITIONS AFFO : In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the listing of our Class A common stock on the Nasdaq Global Select Market, non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to the litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc . (the “Merger”) . These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us . Insurance reimbursements are deducted from AFFO in the period of reimbursement . We believe that excluding the litigation costs and subsequent insurance reimbursements litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business . Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent, vesting and conversion of the Class B Units and share - based compensation related to restricted shares and the 2018 outperformance agreement with the Advisor from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance . By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . Weighted average cap rates are based on square feet unless otherwise indicated . Cash Cap Rate : For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease . For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold . For acquisitions, cash cap rate is calculated by dividing the annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property . Weighted average cash cap rates are based on square feet unless otherwise indicated . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Executed Occupancy : Includes Occupancy as of December 31 , 2019 as defined below as well as all leases executed by both parties as of December 31 , 2019 where the tenant has yet to take possession as of such date . Experiential Retail : We define Experiential Retail as multi - tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non - controlling interest to arrive at FFO attributable to stockholders . Our FFO calculation complies with NAREIT's definition .

American Finance Trust, Inc. 23 DEFINITIONS (CONTINUED) GAAP : Accounting principles generally accepted in the United States of America Gross Asset Value : Total assets plus accumulated depreciation and amortization . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of December 31 , 2019 . Single - tenant portfolio tenants are 46 . 0 % actual investment grade rated and 35 . 6 % implied investment grade rate . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of January 31 , 2020 , but after December 31 , and (ii) all leases under negotiation with an executed LOI by both parties as of January 31 , 2020 . Leasing pipeline includes 8 new leases totaling approximately 89 , 000 square feet . There can be no assurance that such lease will commence on their current terms, or at all . Leasing pipeline should not be considered an indication of future performance . Liquidity: Liquidity includes the amount available for future borrowings under the Company’s credit facility of $150.9 million and cash and cash equivalents. In accordance with the Company's credit facility, the Company is permitted to pay distributions in an aggregate amount not exceeding 105% of Modified FFO (as defined in the credit facility) for any applicable period if, as of the last day of the period, the Company is able to satisfy a maximum leverage ratio after giving effect to the payments and also has a combinatio n o f cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $60.0 million. The Company relied on this exception for the two consecutive fiscal quart ers ended on September 30, 2019 and the three consecutive fiscal quarters ended on December 31, 2019. The Company also expects it will rely on this exception in future periods. LOI: Means a non - binding letter of intent. Net Debt : Total debt of $ 1 . 7 billion less cash and cash equivalents of $ 81 million as of December 31 , 2019 . Net Debt / Adjusted EBITDA : Represents ratio of net debt as of December 31 , 2019 of $ 1 . 6 billion, to the Company’s calculation of its adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) multiplied by 4 for the three months ended December 31 , 2019 . Net Leverage : Represents “Net Debt” as defined above divided by “Gross Asset Value” as defined above shown as a percentage . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . PSA : Means a definitive purchase and sale agreement . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on annualized straight - line rent as of the date or period end indicated . Rent Escalators : Contractual rent increases include fixed percent or actual increases, or CPI - indexed increases . Annual averages are based on annualized straight - line rent as of December 31 , 2019 . Service Retail : AFIN definition of Service Retail includes single - tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, healthcare, and auto services sectors . Traditional Retail : AFIN definition of Traditional Retail includes single - tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores, and home improvement .

Three Months Ended December 31, 2019 December 31, 2018 (Unaudited) (Unaudited) EBITDA: Net income (loss) $ (1,329) $ (13,546) Depreciation and amortization 31,802 32,638 Interest expense 18,990 17,623 EBITDA 49,463 36,715 Impairment of real estate investments — 11,023 Acquisition, transaction and other costs 3,022 1,616 Equity - based compensation 3,211 2,935 Gain on sale of real estate investments (4,519) (2,186) Other income (367) (794) Goodwill impairment — — Adjusted EBITDA 50,810 49,309 Asset management fees to related party 6,777 5,848 General and administrative 4,300 5,876 NOI 61,887 61,033 Amortization of market lease and other intangibles, net (1,307) (6,054) Straight - line rent (2,847) (2,119) Cash NOI $ 57,733 $ 52,860 Cash Paid for Interest: Interest expense $ 18,990 $ 17,623 Amortization of deferred financing costs, net and change in accrued interest (2,394) (1,461) Amortization of mortgage discounts and premiums on borrowings 1,344 1,097 Total cash paid for interest $ 17,940 $ 17,259 American Finance Trust, Inc. 24 NON - GAAP RECONCILIATIONS Non - GAAP Measures Amounts in thousands

Three Months Ended December 31, 2019 December 31, 2018 (Unaudited) (Unaudited) Funds from operations (FFO): Net income (loss) attributable to common stockholders (in accordance with GAAP) $ (4,827) $ (13,524) Impairment of real estate investments — 11,023 Depreciation and amortization 31,802 32,638 Gain on sale of real estate investments (4,519) (2,186) Proportionate share of adjustments for non - controlling interest to arrive at FFO (44) (67) FFO attributable to common stockholders 22,412 27,884 Acquisition, transaction and other costs 3,022 1,616 Litigation cost reimbursements related to the Merger (316) — Amortization of market lease and other intangibles, net (1,307) (6,054) Straight - line rent (2,847) (2,119) Amortization of mortgage premiums on borrowings (1,344) (1,097) Equity - based compensation 3,211 2,935 Amortization of deferred financing costs, net and change in accrued interest 2,394 1,461 Goodwill impairment — — Proportionate share of adjustments for non - controlling interest to arrive at AFFO (5) 6 AFFO attributable to common stockholders $ 25,220 $ 24,632 Weighted - average common shares outstanding 107,287 106,096 Net income (loss) per share attributable to common stockholders — Basic and Diluted $ (0.04) $ (0.13) FFO per common share $ 0.21 $ 0.26 AFFO per common share $ 0.24 $ 0.23 Dividends declared $ 29,468 $ 19,487 American Finance Trust, Inc. 25 NON - GAAP RECONCILIATIONS Non - GAAP Measures Amounts in thousands, except per share data